UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-3950	38-0549190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One American Road Dearborn, Michigan 48126
(Address of Principal Executive Offices) (Zip Code)

(313) 322-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Section 3 – Securities and Trading Markets

Item 1.01.  Entry into a Material Definitive Agreement

Item 3.03  Material Modification to Rights of Security Holders

On September 11, 2009, Ford Motor Company (the "Company") entered into the Tax Benefit Preservation Plan, dated September 11, 2009 (the "Plan"), between the Company and Computershare Trust Company, N.A., as rights agent.  Our Board of Directors (the "Board") adopted the Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use net operating losses, tax credits and other tax assets (the "Tax Attributes") to reduce potential future federal income tax obligations.  In the past, we have experienced substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the "Code"), and rules promulgated by the Internal Revenue Service, we may "carry forward" these losses in certain circumstances to offset future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions.  To the extent that the Tax Attributes do not otherwise become limited, we believe that we will be able to use a significant amount of the Tax Attributes, and therefore these Tax Attributes could be a substantial asset to us.  If, however, we experience an "ownership change," as defined in Section 382 of the Code, our ability to use the Tax Attributes will be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of the Tax Attributes.

This summary provides only a general description of the Plan and therefore should be read together with the entire Plan, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The following description is qualified in its entirety by reference to such exhibit.

On September 9, 2009, the Board declared a dividend of one preferred share purchase right (the "Rights") for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), and class B stock, par value $0.01 per share (the "Class B Stock"), of the Company under the terms of the Plan.  The dividend is payable on September 25, 2009 to the stockholders of record as of the close of business on September 25, 2009 (the "Record Date").  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") at a price of $35.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment.  The description and terms of the Rights are set forth in the Plan.

As a result of declaring a dividend of the Rights, until the earlier to occur of (i) the close of business on the tenth business day following the public announcement of facts that indicate that a person or group has become an "Acquiring Person" by acquiring beneficial ownership of 4.99% or more of the outstanding shares of Common Stock (or the Board becoming aware of an "Acquiring Person") or (ii) the close of business on the tenth business day (or, except in certain circumstances, such later date as may be specified by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the outstanding shares of Common Stock, in each case with certain exceptions (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to the Common Stock and Class B Stock certificates outstanding as of the Record Date (or any book-entry shares in respect thereof), by such Common Stock or Class B Stock certificate (or registration in book-entry form) together with the summary of rights, and the Rights will be transferable only in connection with the transfer of Common Stock or Class B Stock.  Notwithstanding the foregoing, any person or group that beneficially owns 4.99% or more of the outstanding shares of Common Stock on September 11, 2009 will not be deemed an Acquiring Person under the Plan unless and until such person or group acquires beneficial ownership of additional shares of Common Stock representing one-half of one percent (0.5%) or more of the shares of Common Stock then outstanding.  The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person's or group's ownership of Common Stock will not jeopardize or endanger the availability of, or otherwise limit in any way the use of, the Company's Tax Attributes.

The Plan provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be attached to and will be transferred with and only with the Common Stock and Class B Stock.  Until the Distribution Date (or earlier expiration or redemption of the Rights), new shares of Common Stock and Class B Stock issued after the Record Date upon transfer or new issuances of Common Stock and Class B Stock will contain a notation incorporating the Plan by reference (with respect to shares represented by certificates) or notice thereof will be provided in accordance with applicable law (with respect to uncertificated shares).  Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates representing shares of Common Stock or Class B Stock outstanding as of the Record Date, even without such notation or a copy of the summary of rights, or the transfer by book-entry of any uncertificated shares of Common Stock and Class B Stock, will also constitute the transfer of the Rights associated with such shares.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock and Class B Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire upon the earliest of the close of business on September 11, 2012 (unless that date is advanced or extended), the final adjournment of the Company's 2010 annual meeting of stockholders if stockholder approval of the Plan has not been received prior to that time, the time at which the Rights are redeemed or exchanged under the Plan, the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company's Tax Attributes, or the beginning of a taxable year of the Company to which the Board determines that no Tax Attributes may be carried forward.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock and Class B Stock.  Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.  These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group becomes an Acquiring Person with respect to the Rights, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of Common Stock having a market value of two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person but prior to the acquisition by such Acquiring Person of beneficial ownership of 50% or more of the voting power of the shares of Common Stock and Class B Stock then outstanding, the Board may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other stock) equivalent in value thereto, per Right (subject to adjustment for stock splits, stock dividends and similar transactions).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price") payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than the Acquiring Person).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

This summary description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is incorporated herein by reference to Exhibit 4.1 of this Current Report on Form 8-K.

Section 5  – Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 9, 2009, the Company approved an amendment to its Restated Certificate of Incorporation by authorizing the filing of a Certificate of Designation for the Series A Junior Participating Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware.  See the description set out under Item 1.01 for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock.  A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.  Other Events

On September 11, 2009, the Company issued a press release announcing the adoption of the Plan and the declaration of a dividend of the Rights under the Plan.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock, filed with the Secretary of State of the State of Delaware on September 11, 2009.

4.1
Tax Benefit Preservation Plan, dated as of September 11, 2009, between Ford Motor Company and Computershare Trust Company, N.A., as Rights Agent, together with the following exhibits thereto: Exhibit A — Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Ford Motor Company; Exhibit B — Form of Right Certificate; Exhibit C — Summary of Rights to Purchase Shares of Preferred Stock of Ford Motor Company.

99.1	Press Release, dated September 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ford Motor Company

Date: September 11, 2009	By:	/s/ Peter J. Sherry, Jr.
Name: Peter J. Sherry, Jr.
Title: Secretary